UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 15, 2008

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

On August 18, 2008, Forest Oil Corporation, a New York corporation (“Forest”), announced that it had entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”) dated as of August 15, 2008, by and between Cordillera Texas, L.P., a Texas limited partnership (“Seller”), and Forest, as buyer, under which Forest has agreed to acquire from Seller certain oil and gas properties located in the State of  Texas (the “Oil and Gas Assets”), and various other related interests, rights, receivables, wells, leasehold interests, records, fixtures, equipment, and other assets (together with the Oil and Gas Assets, the “Assets”).   The Assets exclude certain rights, claims, credits, records, data, and any hedging transactions associated with the Oil and Gas Assets. The effective date of the purchase and sale of the Assets is July 1, 2008 (the “Effective Date”).   The transaction is expected to close on September 30, 2008, subject to certain conditions, as described below.

The total consideration for the Assets includes $707,500,000 in cash and 3,500,000 shares of Forest common stock, par value $0.10 per share, subject to adjustment (the “Purchase Price”).  The cash consideration is subject to customary adjustments to reflect the operation of the Oil and Gas Assets prior to the closing, title defects, and unresolved preferential rights and environmental defects.  The stock consideration is subject to adjustment in the event the per share closing price of Forest’s common stock during a prescribed 10-day period prior to closing is less than $45.00 per share or more than $65.00 per share.   If the average closing price of Forest’s common stock during this period is less than $45.00 per share, Forest will issue to Seller an aggregate number of shares equal to $157,500,000 divided by the average closing price; and if the price per share is more than $65.00 per share, Forest will issue an aggregate number of shares equal to $227,500,000 divided by the average closing price.  The shares of Forest common stock to be issued to Seller or its designees, which include certain accredited investors who are members or beneficial owners of the parent company of Seller, at the closing will have not been registered pursuant to the Securities Act of 1933 (the “Securities Act”) or any applicable state laws and will be deemed restricted securities under federal securities laws.   Forest has agreed to file an automatically effective registration statement with the Securities and Exchange Commission as soon as practicable (in any event within three business days) following the closing to register the resale of any shares of Forest common stock delivered to Seller at the closing and to keep such registration statement effective for up to one year after the closing.    Upon executing the Purchase Agreement, Forest paid Seller a cash deposit in the amount of $45,000,000 (the “Deposit”).

The Purchase Agreement contains customary representations and warranties and covenants by each of Forest and Seller.  Among other things, during the period between the execution of the Purchase Agreement and the closing of the transaction, Seller has agreed (i) to allow Forest access to the Oil and Gas Assets and the records pertaining to the Assets; (ii) to conduct its operations, including the operation of the Oil and Gas Assets, in the ordinary course; and (iii) to restrict certain activities and capital expenditures.  Forest and Seller also have agreed to enter into a transition agreement at closing to allow for an orderly transition that will terminate on or before December 31, 2008.

Completion of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions.

The Purchase Agreement provides each of  Forest and Seller certain termination rights, including, among others: (1) the parties may terminate by mutual consent; (2) Forest or Seller may terminate if the closing shall not have occurred on or before October 15, 2008, unless due to a breach of the Purchase Agreement by the party seeking to terminate, or due to the continued pendency of the Hart Scott Rodino Antitrust Improvements Act of 1976 waiting period, if applicable; (3) Forest or Seller may terminate if there is a statute, rule or regulation that makes consummation of the transactions illegal or a governmental entity has issued a permanent, final and nonappealable  order or decree prohibiting  the consummation of the transactions; (4) Forest or Seller may terminate if, on or before September 30, 2008, the sum of the aggregate uncured title defects and aggregate cost of resolving identified uncured environmental defects exceeds 10% of the Purchase Price; or (5) each of Forest and Seller may terminate if there is a breach of certain of the other party’s representations or warranties and such breach results in a material adverse effect, or material breach of the other party’s covenants and agreements, which are not capable of being cured or, if applicable, if capable of being cured, has not been cured by the 10th business day following written notice of such breach.   Seller may retain the Deposit in the event of (a) a termination of the Purchase Agreement due to item (2) above (if at the time, Forest is in material breach of the Purchase Agreement), or  (b) if Forest is in breach of certain of its representations and warranties or covenants, as described in item (5) above.  If the Purchase Agreement is terminated for any other reason, Seller shall return the Deposit to Forest.  If the Purchase Agreement is terminated by Forest (a) due to item (2) above (if at the time, Seller is in material breach of the Purchase Agreement), or (b) if Seller is in breach of certain of its representations and warranties or covenants, as described in item (5) above, Forest may pursue legal remedies.

Forest intends to initially fund the cash component of the Purchase Price using its existing credit facilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which Buyer intends to file with the SEC as an exhibit to a Current Report on Form 8-K following the closing of the transactions.

The shares of Forest common stock to be issued to Seller or its designees will have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration.  The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of those securities in any state where such offer, solicitation or sale would be unlawful prior to the registration of qualification under the securities laws of such state.

Item 3.02                          Unregistered Sales of Equity Securities.

The information set forth above, under Item 1.01 is incorporated herein by reference.  The private placement of shares of Forest common stock that will be issued to Seller or its designees upon consummation of the transactions described in Item 1.01 above, is being made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: August 19, 2008	By	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President,
General Counsel and Secretary